Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

by and among

GLOBALSTAR, INC.

AS ISSUER,

AND

U.S. BANK, NATIONAL ASSOCIATION
AS TRUSTEE

5.75% Convertible Senior Notes due 2028

Dated as of April 15, 2008

Supplemental To Indenture For Senior Debt Securities

Dated as of April 15, 2008

TABLE OF CONTENTS

		PAGE

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.	Scope of First Supplemental Indenture	2
Section 1.02.	Definitions	2
Section 1.03.	Other Definitions	9
Section 1.04.	Rules of Construction	10

ARTICLE 2
THE SECURITIES

Section 2.01.	Title; Amount and Issue of Securities; Principal and Interest	10
Section 2.02.	Form of Securities	11
Section 2.03.	Legends	12
Section 2.04.	Registrar and Paying Agent	13
Section 2.05.	General Provisions Relating to Transfer and Exchange	13
Section 2.06.	Book-Entry Provisions for the Global Securities	14

ARTICLE 3
COVENANTS

Section 3.01.	Payment of Securities	14
Section 3.02.	Further Instruments and Acts	15
Section 3.03.	Statement by Officer as to Default	15
Section 3.04.	Special Interest	15
Section 3.05.	Pledge and Escrow Agreement Deposit	15
Section 3.06.	Reports by Company	15

ARTICLE 4
REDEMPTION OF SECURITIES

Section 4.01.	Optional Redemption	16
Section 4.02.	Selection by Trustee of Securities to Be Redeemed	16
Section 4.03.	Notice of Redemption	17

ARTICLE 5
DEFAULTS AND REMEDIES

Section 5.01.	Additional Events of Default	18
Section 5.02.	Sole Remedy for Failure to Report	19

ARTICLE 6
DISCHARGE OF INDENTURE

Section 6.01.	Discharge of Liability on Securities	20
Section 6.02.	Reinstatement	21
Section 6.03.	Officer’s Certificate; Opinion of Counsel	21

ARTICLE 7
AMENDMENTS
Section 7.01.	With Consent of Holders	21
Section 7.02.	Without Consent of Holders	22

ARTICLE 8
PURCHASE AT THE OPTION OF HOLDERS UPON A FUNDAMENTAL
CHANGE; PURCHASE AT THE OPTION OF HOLDERS

Section 8.01.	Purchase at the Option of the Holder Upon a Fundamental Change	22
Section 8.02.	Purchase of Securities at the Option of the Holder	25
Section 8.03.	Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Fundamental Change and Purchase of Securities at the Option of the Holder	27
Section 8.04.	Purchase of Securities in Open Market	30

ARTICLE 9
CONVERSION

Section 9.01.	Conversion of Securities	31
Section 9.02.	Conversion Procedures	31
Section 9.03.	Settlement Upon Conversion	32
Section 9.04.	Adjustments to Base Conversion Rate	34
Section 9.05.	Adjustment to Common Stock Delivered Upon Make Whole Fundamental Change	42
Section 9.06.	Interest Make Whole Upon Conversion	43
Section 9.07.	Fractional Shares	44
Section 9.08.	Notice of Adjustment	44
Section 9.09.	Notice of Certain Transactions	44
Section 9.10.	Effect of Recapitalizations, Reclassifications, and Changes of Common Stock	45
Section 9.11.	Responsibility of Trustee	46
Section 9.12.	Stockholder Rights Plan	47
Section 9.13.	Taxes on Conversion	47
Section 9.14.	Certain Covenants of the Company	47

FIRST SUPPLEMENTAL INDENTURE dated as of April 15, 2008, between Globalstar, Inc., a Delaware corporation (the “Company”) and U.S. Bank, National Association, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 5.75% Convertible Senior Notes due 2028 (the “Securities”) on the date hereof.

W I T N E S S E T H:

WHEREAS, this First Supplemental Indenture is supplemental to the Original Indenture; and

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of the Securities, initially in an aggregate principal amount not to exceed $135,000,000 (or $150,000,000 if the Underwriters exercise their overallotment option, as described in Section 2(b) of the Underwriting Agreement, in full), and in order to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this First Supplemental Indenture; and

WHEREAS, pursuant to Section 3.1 of the Original Indenture, the Company may establish one or more series of Securities (as such term is defined in the Original Indenture) from time to time as authorized by a supplemental indenture, of which the Securities shall be one such series; and

WHEREAS, the Form of Security, the certificate of authentication to be borne by each Security, the Assignment Form, the Form of Conversion Notice, the Form of Fundamental Change Purchase Notice and the Form of Purchase Notice to be borne by the Securities are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in the Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issue hereunder of the Securities have in all respects been duly authorized.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Securities are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Securities by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Securities (except as otherwise provided below), as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Scope of First Supplemental Indenture.  The changes, modifications and supplements to the Original Indenture affected by this First Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Securities, which shall initially be limited to $135,000,000 (or $150,000,000 if the Underwriters exercise their overallotment option, as described in Section 2(b) of the Underwriting Agreement, in full) aggregate principal amount Outstanding and which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.  The provisions of the First Supplemental Indenture shall supersede any corresponding or inconsistent provisions in the Original Indenture.

Section 1.02.  Definitions.  The terms defined in this Section 1.02 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this First Supplemental Indenture and for purposes of the Original Indenture as it relates to the Securities shall have the respective meanings specified in this Section 1.02.  Except as otherwise provided in this First Supplemental Indenture, all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Original Indenture. All other terms used in this First Supplemental Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this First Supplemental Indenture.  The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Allocable Collateral” has the meaning specified in the Pledge and Escrow Agreement.

“Base Conversion Price” at any time means a dollar amount equal to $1,000 divided by the Base Conversion Rate at such time, rounded to the nearest cent.

“Base Conversion Rate” shall initially be 166.1820 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in Article 9.

“Beneficial Owner” shall mean, with respect to any security, any Person who is considered a beneficial owner of such security in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following events:

(1)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 50% or more (or, if such person is Thermo Capital Partners LLC, 70% or more) of the total voting power of all outstanding Voting Stock of the Company; or

(2)           the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person; provided, however, that any such transaction will not be a Change of Control if immediately after such transaction the Person or Persons that “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) immediately prior to the transaction, directly or indirectly, Voting Stock representing a majority of the total voting power of all outstanding Voting Stock of the Company, “beneficially own or owns” (as so determined), directly or indirectly, Voting Stock representing a majority of the total voting power of the outstanding Voting Stock of the surviving or transferee person; or

(3)           the first day on which the Continuing Directors cease for any reason to constitute a majority of the Board of Directors (defined without regard to the words “or any duly authorized committee of that board to which the powers of that board have been lawfully delegated” in such definition); or

(4)           the adoption of a plan of liquidation or dissolution of the Company.

The number of shares of “outstanding Voting Stock of the Company” for purposes of clause (1) of the definition of Change of Control, shall include (without duplication) all shares of Common Stock that any Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

Notwithstanding the foregoing, an event or transaction described in clause (2) above will not constitute a Change of Control if at least 90% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the Change of Control consists of common stock and any associated rights listed on a United States national securities exchange or approved for quotation and trading on a national automated dealer quotation system or established automated over-the-counter trading market in the United States, or that will be so traded or quoted when issued or exchanged in connection with the transaction, and as a result of such transaction the Securities become convertible solely into such common stock, subject to the settlement provisions of Section 9.03 (including, but not limited to, the Company’s right to deliver cash in respect of all or a portion of the Conversion Shares).

“Close of Business” means 5:00 p.m. New York City time.

“Closing Sale Price” of the Common Stock (or any other securities on any date) means the last reported sale price per share (or if no last reported sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock or such securities, as applicable, are listed for trading. If the Common Stock or the other security, as applicable, is not listed for trading on a United States national or regional securities exchange on the relevant date, the Closing Sale Price will be the last quoted bid price for Common Stock or the other security, as applicable, in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or similar organization. If Common Stock or the other security, as applicable, is not so quoted the Closing Sale Price will be the average of the mid-point of the last bid and ask prices for Common Stock or the other security, as applicable, on the relevant date from each of three nationally recognized independent investment banking firms selected by the Company for this purpose (which determination shall be conclusive and shall be evidenced by an Officer’s Certificate delivered to the Trustee).

“Common Stock” means the Company’s common stock, par value $0.0001 per share at the date of this First Supplemental Indenture or, subject to

Section 9.10, shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who was (a) a member of the Board of Directors on the date of this First Supplemental Indenture or (b) nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.  Solely for purposes of this definition, the term “Board of Directors” shall be defined without regard to the words “or any duly authorized committee of that board to which the powers of that board have been lawfully delegated” in such definition.

“Conversion Agent” means the office or agency appointed by the Company where Securities may be presented for conversion.  The Conversion Agent appointed by the Company shall initially be the Trustee.

“Conversion Reference Period” means:

(1)           for Securities that are converted during the period beginning on, and including, March 1, 2028, and ending on the Close of Business on the Business Day immediately preceding the Stated Maturity for the payment of principal of the Securities, the 40 consecutive Trading Days beginning on, and including, the third Trading Day immediately following the Stated Maturity for the payment of principal of the Securities;

(2)           for Securities that are converted after the Company has specified a Redemption Date, the 40 consecutive Trading Days beginning on, and including, the third Trading Day immediately following the Redemption Date; and

(3)           in all other instances, the 40 consecutive Trading Days beginning on, and including, the third Trading Day immediately following the Conversion Date.

“Daily Conversion Rate” for any Trading Day means (a) if the Volume Weighted Average Price of the Common Stock on such Trading Day is less than or equal to the Base Conversion Price, then the Daily Conversion Rate will mean the Base Conversion Rate, or (b) if the Volume Weighted Average Price of the Common Stock on such Trading Day is greater than the Base Conversion Price, then the Daily Conversion Rate will be determined in accordance with the following formula:

where

BCR = the Base Conversion Rate;

VWAP = the Volume Weighted Average Price per share of the Common Stock on such Trading Day;

BCP = the Base Conversion Price; and

ISF = the Incremental Share Factor.

Notwithstanding the foregoing, in no event will the Daily Conversion Rate exceed the Maximum Conversion Rate.

“Daily Share Amount” means, for each Trading Day of the applicable Conversion Reference Period, a number of shares of Common Stock (but in no event less than zero) equal to one-fortieth (1/40th) of the applicable Daily Conversion Rate.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company pursuant to the terms of this First Supplemental Indenture.

“Escrow Account” means the escrow account provided for under the Pledge and Escrow Agreement.

“Escrow Agent” means U.S. Bank, National Association, in its capacity as escrow agent under the Pledge and Escrow Agreement, and any permitted successors thereto.

“Ex-Dividend Date” means the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means the amount that a willing buyer would pay a willing seller in an arm’s length transaction.

A “Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading.

“Government Securities” has the meaning specified in the Pledge and Escrow Agreement.

“Incremental Share Factor” means 74.7818 shares of Common Stock per $1,000 principal amount of Securities, subject to the same proportional adjustment as the Base Conversion Rate in accordance with Section 9.04 and Section 9.05.

“Indenture” means the Original Indenture, as amended and supplemented by this First Supplemental Indenture and, if further amended or supplemented as herein provided, as so amended or supplemented.

“Interest Payment Date” means April 1 and October 1 of each calendar year, beginning with, and including, October 1, 2008.

“Issue Date” means April 15, 2008.

“Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by NASDAQ or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and the suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such Scheduled Trading Day.

“Maximum Conversion Rate” means 240.9638 shares of Common Stock for each $1,000 principal amount of Securities, subject to the same proportional adjustment as the Base Conversion Rate as set forth in subsections (a) through (e) of Section 9.04.

“NASDAQ” means The NASDAQ Global Select Market.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or any Vice President of such Person.

“Opening of Business” means 9:00 a.m. New York City time.

“Original Indenture” means the indenture for Senior Debt Securities dated as of April 15, 2008 by and between the Company and the Trustee.

“Pledge and Escrow Agreement” means the Pledge and Escrow Agreement, dated as of April 15, 2008, between the Company and the Escrow Agent.

“Prospectus Supplement” means the final prospectus supplement, dated April 10, 2008, relating to the offering by the Company of the Securities.

“Regular Record Date” for the payment of interest on the Securities, means the March 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on April 1 and September 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on October 1.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day.

“Securities” has the meaning ascribed to it in the second introductory paragraph of this First Supplemental Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Custodian” means the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

“Special Interest” has the meaning specified in Section 5.02.

“Stated Maturity” means, with respect to the payment of principal of the Securities, April 1, 2028.

“Termination of Trading” will be deemed to have occurred if the Common Stock (or other common stock into which the Securities are then convertible) is not listed on a United States national securities exchange or approved for quotation and trading on a national automated dealer quotation system or established automated over-the-counter trading market in the United States.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) NASDAQ is open for trading, or, if the Common Stock is not listed on NASDAQ, any day on which the principal national securities exchange on which the Common Stock is listed is open for trading, or, if the Common Stock is not listed on a national securities exchange, any Business Day.  A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“Underwriters” means Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc.

“Underwriting Agreement” means the Underwriting Agreement dated as of April 10, 2008 among the Company and the Underwriters relating to the initial purchase and sale of the Securities.

“Volume Weighted Average Price” of the Common Stock on any Trading Day means such price per share as displayed on Bloomberg (or any successor service) page “GSAT<equity>VAP” (or any equivalent successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the “Volume Weighted Average Price” means the market value per share of Common Stock on that day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Voting Stock” of any Person means all classes of the Capital Stock of such Person entitled to vote generally in the election of the board of directors, managers or trustees of such Person.

Section 1.03.  Other Definitions.

Term	Defined in Section

“Additional Shares”	9.05(a)
“Agent Members”	2.06(a)
“Business Combination”	9.10(a)
“Cash Percentage”	9.03(b)
“Company Notice”	8.03
“Company Notice Date”	8.03
“Conversion Date”	9.02(a)
“Conversion Obligation”	9.03(a)
“Conversion Shares”	9.03(a)
“Early Conversion Make Whole Amount”	9.06
“Effective Date”	9.05(a)
“Fundamental Change Purchase Date”	8.01(a)
“Fundamental Change Purchase Notice”	8.01(c)
“Fundamental Change Purchase Price”	8.01(a)
“Global Security Legend”	2.03
“Make Whole Fundamental Change”	9.05(a)
“Make Whole Fundamental Change Notice”	9.05(a)
“Make Whole Premium”	9.05(a)
“Paying Agent”	2.04
“Purchase Date”	8.02(a)
“Purchase Notice”	8.02(a)
“Purchase Price”	8.02(a)
“Redemption Price”	4.01(b)
“Registrar”	2.04

Term	Defined in Section
“Settlement Date”	9.03(c)
“Spin-Off”	9.04(c)
“Stock Price”	9.05(b)
“Valuation Period”	9.04(c)

Section 1.04.  Rules of Construction.  In addition to the rules of construction set forth in Section 1.1 of the Original Indenture, unless the context otherwise requires:

(a)        “or” is not exclusive; and

(b)        the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

ARTICLE 2

THE SECURITIES

Section 2.01.  Title; Amount and Issue of Securities; Principal and Interest.  (a) The Securities shall be known and designated as the “5.75% Convertible Senior Notes due 2028” of the Company.  The aggregate principal amount of Securities which may be authenticated and delivered under this First Supplemental Indenture is initially limited to $135,000,000 (or $150,000,000 if the Underwriters exercise their overallotment option, as described in Section 2(b) of the Underwriting Agreement, in full), except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Section 2.03, 2.05, 2.06, 8.03, 9.01 hereof, or Sections 3.4, 3.5, 3.6, 6.14 or 11.7 of the Original Indenture.

(b)        Subject to Section 5.2 of the Original Indenture, the Securities shall mature on April 1, 2028 unless earlier converted, redeemed or purchased in accordance with the provisions hereof.

(c)        Interest on the Securities shall accrue from and including the date specified on the face of such Securities until the principal thereof is paid or made available for payment.  Interest shall be payable semiannually in arrears on April 1 and October 1 in each year, commencing October 1, 2008.  For purposes of this First Supplemental Indenture and the Securities, unless the context clearly requires otherwise, references to “interest” shall include Special Interest.

(d)        A Holder of any Security at the Close of Business on a Regular Record Date shall be entitled to receive interest on such Security on the corresponding Interest Payment Date, notwithstanding the conversion of such Securities at any time after the Close of Business on such Regular Record Date.  Securities surrendered for conversion during the period from the Close of Business, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on such Securities.  Notwithstanding the foregoing, no such payment of interest need be made by any converting Holder (i) if the relevant Conversion Date is prior to April 1, 2011, (ii) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (iii) in connection with a conversion following the Regular Record Date preceding the Stated Maturity for the payment of principal of the Securities, (iv) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (iv) to the extent of any overdue interest existing at the time of conversion of the Security.  Except as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion, and delivery of shares of Common Stock, cash or the combination of cash and shares of Common Stock as the case may be, pursuant to Article 9 hereunder, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Securities and accrued and unpaid interest to, but excluding, the related Conversion Date.

(e)        Principal of and interest on Global Securities shall be payable to DTC in immediately available funds.

(f)         Principal of Definitive Securities shall be payable at the office of the Paying Agent, which initially will be an office or agency of the Trustee, or an office or agency maintained for such purpose, in the Borough of Manhattan, The City of New York.  Interest on Definitive Securities will be payable (i) to Holders having an aggregate principal amount of $5.0 million or less, by check mailed to the Holders of these Securities and (ii) to Holders having an aggregate principal amount of more than $5.0 million, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

Section 2.02.  Form of Securities. (a) Except as otherwise provided pursuant to this Section 2.02, the Securities are issuable in fully registered form without coupons in substantially the form of Exhibit A hereto, with such applicable legends as are provided for in Section 2.03.  The Securities are not issuable in bearer form.  The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and to the extent applicable, the Company and the

Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b)        The Securities shall be issued initially in the form of one or more permanent Global Securities, with the applicable legends as provided in Section 2.03.  Each Global Security shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of DTC or its nominee and retained by the Trustee, as Securities Custodian, at its corporate trust office, for credit to the accounts of the Agent Members holding the Securities evidenced thereby.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, and of DTC or its nominee, as hereinafter provided.

Section 2.03.  Legends.  (a) Global Security Legend.  Notwithstanding anything to the contrary provided in Article Two the Original Indenture each Global Security shall bear the following legend (the “Global Security Legend”) on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF SECURITIES ATTACHED HERETO.”

(b)        Legend for Definitive Securities.  Notwithstanding anything to the contrary provided in Article Two the Original Indenture each Definitive Security shall bear a legend substantially in the following form:

“THIS SECURITY WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY UNLESS THE HOLDER OF THIS SECURITY, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD NO SECURITIES.”

Section 2.04.  Registrar and Paying Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), which Registrar shall constitute a Security Register (as such term is defined in the Original Indenture) and an office or agency where Securities may be presented for payment (the “Paying Agent”).  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this First Supplemental Indenture, which shall incorporate the terms of the Trust Indenture Act.  The agreement shall implement the provisions of this First Supplemental Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of each such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.7 of the Original Indenture.  The Company or any of its domestically organized, wholly owned Subsidiaries may act as Paying Agent, Registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.  The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or successor Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.  The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

Section 2.05.  General Provisions Relating to Transfer and Exchange.  A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of the Indenture.  No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Securities Register.

In addition to the matters described in the 7th paragraph of Section 3.5 of the Original Indenture, neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

Section 2.06.  Book-Entry Provisions for the Global Securities.  (a) The Global Securities initially shall:

(i)                    be registered in the name of DTC (or a nominee thereof);

(ii)                   be delivered to the Trustee as Securities Custodian; and

(iii)                  bear the Global Security Legend set forth in Section 2.03(a).

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this First Supplemental Indenture with respect to any Global Security held on their behalf by DTC, or the Trustee as its custodian, or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)        The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this First Supplemental Indenture or the Securities.

ARTICLE 3

COVENANTS

Section 3.01.  Payment of Securities.  The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this First Supplemental Indenture.  Principal and interest shall be considered paid on the date due if by 11:00 a.m., New York City time, on such date the Trustee or the Paying Agent holds in accordance with this First Supplemental Indenture immediately available funds sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 3.02.  Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this First Supplemental Indenture.

Section 3.03.  Statement by Officer as to Default.  The Company shall deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such events which would constitute an Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.

Section 3.04.  Special Interest.  If Special Interest is payable by the Company pursuant to Section 5.02 the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Special Interest that is payable and (ii) the date on which such Special Interest is payable.  Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Special Interest is payable.  If the Company has paid Special Interest directly to the persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 3.05.  Pledge and Escrow Agreement Deposit.  On the Issue Date, the Company shall deposit $22,985,625.00 (and proportionately up to $25,539,583.33 if the Underwriters exercise their option solely to cover overallotments, if any, set forth in Section 2(b) of the Underwriting Agreement) of the net proceeds from the initial sale of the Securities in the Escrow Account with the Escrow Agent.

Section 3.06.  Reports by Company.  (a) In addition to and notwithstanding the Company’s reporting obligations set forth in Section 7.4 of the Original Indenture, the Company shall deliver to the Trustee electronically (or otherwise in conformity with Section 1.6 of the Original Indenture), within 15 days after it is required to file the same with the SEC, copies of all annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company at any time is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee all reports, if any, as may be required by the provisions of Section 314(a) of the Trust Indenture Act.

(b)        Delivery of such reports and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the compliance by the Company with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE 4

REDEMPTION OF SECURITIES

Section 4.01.  Optional Redemption.

(a)        Prior to April 1, 2013, the Securities shall not be redeemable at the Company’s option.

(b)        On and after April 1, 2013, subject to the terms and conditions of this Article 4 and Article Eleven of the Original Indenture, the Company may, at its option, redeem for cash at any time as a whole, or from time to time in part, the Securities, at a price (the “Redemption Price”) equal to 100% of the principal amount of Securities to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Redemption Price shall be 100% of the principal amount of the Securities redeemed but shall not include accrued and unpaid interest, if any. Instead, the Company shall pay such accrued and unpaid interest, if any, on the Interest Payment Date to the Holder of record at the Close of Business on the corresponding Regular Record Date. If the Company elects to redeem Securities pursuant to this Section 4.01, it shall notify the Trustee in writing of such election together with the Redemption Date, the Base Conversion Rate, the principal amount of Securities to be redeemed and the Redemption Price.

(c)        Notwithstanding the foregoing the Company must make at least 10 semi-annual interest payments (including the interest payments on October 1, 2008 and April 1, 2013) in the full amount required by the Indenture before redeeming any Securities at its option.

(d)        The Company shall not redeem any of the Securities on any date if the principal amount of the Securities has been accelerated, and the acceleration has not been rescinded on or prior to such date.

(e)        The Securities are not subject to redemption through the operation of any sinking fund.

Section 4.02.  Selection by Trustee of Securities to Be Redeemed. If any Securities selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Securities so selected, the converted portion of such Securities shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Securities to be redeemed by the Company, to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 4.02 or Section 11.3 of the Original Indenture shall affect the right of any Holder to convert any Securities pursuant to Article 9 before the termination of the conversion right with respect thereto.

Section 4.03.  Notice of Redemption.  The Company shall notify each Holder of Securities to be redeemed in the manner provided in Section 11.4 of the Original Indenture.  In addition to those matters set forth in Section 11.4 of the Original Indenture, a notice of redemption sent to the Holder shall state:

(a)        the then current Base Conversion Rate and provide a statement that the Securities called for redemption may be converted at any time before the Close of Business on the Business Day immediately prior to the Redemption Date, and that Holders who wish to convert Securities must comply with the relevant procedures;

(b)        in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(c)        that Securities called for redemption and not converted shall be redeemed on the Redemption Date;

(d)        the Cash Percentage, if any, of the Daily Share Amount, with respect to any Security to be redeemed that is converted at any time before the Close of Business on the Business Day immediately prior to the Redemption Date;

(e)        the name and address of the Paying Agent and the Conversion Agent;

(f)         that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price; and

(g)        the CUSIP or ISIN number of the Securities.

ARTICLE 5
DEFAULTS AND REMEDIES

Section 5.01.  Additional Events of Default.  In addition to those Events of Default set forth in Section 5.1 of the Original Indenture, the following events shall also be Events of Default with respect to the Securities:

(a)                    failure by the Company to pay interest on the Securities within five Business Days of an Interest Payment Date through, and including, April 1, 2011;

(b)                   failure by the Company to comply with its obligation to convert the Securities into shares of Common Stock and/or cash in accordance with Article 9, upon exercise of a Holder’s conversion right and, if applicable, failure by the Company to deliver any Early Conversion Make Whole Amount pursuant to Section 9.06;

(c)                    failure by the Company to provide to the Holders (i) a Company Notice upon the occurrence of a Fundamental Change pursuant to Section 8.01 or (ii) a Make Whole Fundamental Change Notice pursuant to Section 9.05(a), as applicable, in each case within the time required to provide such notice;

(d)                   default by the Company or any Subsidiary in the payment of principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness of the Company or indebtedness of any Subsidiary for money borrowed in excess of $10.0 million in the aggregate, whether the indebtedness exists or shall hereafter be created, resulting in the indebtedness becoming or being declared due and payable, and the acceleration shall not have been rescinded or annulled within 30 days after written notice of the acceleration has been received by the Company or the Subsidiary from the Trustee (or has been received by the Company or the Subsidiary, as the case may be, and the Trustee from Holders of at least 25% in principal amount of Outstanding Securities);

(e)                    failure by the Company or any Subsidiary to pay final and non-appealable judgments, the aggregate uninsured portion of which is at least $10.0 million, if the judgments are not paid, discharged or fully bonded against within 60 days; and

(f)                      the Pledge and Escrow Agreement ceases to be in full force and effect or enforceable prior to its expiration in accordance with its terms.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Prior to the declaration of the acceleration of the Securities, the Holders of a majority in the aggregate principal amount of the Outstanding Securities may waive, on behalf of all of the Holders of the Securities, any Event of Default set forth in this Section 5.01 and its consequences except an Event of Default under clauses (a) and (b) of this Section 5.01.

The Company will deliver to the Trustee, within 30 days after becoming aware of the occurrence of an Event of Default, written notice thereof.

Section 5.02.  Sole Remedy for Failure to Report.  Notwithstanding any other provision of the Indenture, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations under Section 3.06(a) and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 60 days after the occurrence of the Event of Default consist exclusively of the right to receive special interest on the Securities at a rate equal to 0.50% per annum of the principal amount of the Securities (the “Special Interest”).  The Special Interest shall be paid semi-annually in arrears, with the first semi-annual payment due on the first regular Interest Payment Date following the date on which the Special Interest began to accrue on any Securities. The Special Interest shall accrue on all Outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with the provisions of Section 3.06(a) or a failure to comply with Section 314(a)(1) of the Trust Indenture Act shall first occur to, but not including, the 60th day thereafter (or any earlier date on which the Event of Default shall have been cured or waived). On such 60th day (or earlier, if the Event of Default relating to the failure to comply with Section 3.06(a) and failure to comply with Section 314(a)(1) of the Trust Indenture Act is cured or waived prior to such 60th day), the Special Interest shall cease to accrue and, if the Event of Default relating to the failure to comply with Section 3.06(a) and failure to comply with Section 314(a)(1) of the Trust Indenture Act shall not have been cured or waived prior to the 60th day, the Securities shall be subject to acceleration as provided in Section 5.2 of the Original Indenture. The provisions of this paragraph shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company shall not elect to pay Special Interest upon an Event of Default resulting from the failure of the Company to comply with the provisions of Section 3.06(a) and for any failure by it to comply with Section 314(a)(1) of the Trust Indenture Act, the Securities shall be subject to acceleration as provided in Section 5.2 of the Original Indenture.

If the Company shall elect to pay Special Interest in connection with an Event of Default relating to its failure to comply with the requirements of Section 3.06(a) and for any failure by it to comply with Section 314(a)(1) of the Trust Indenture Act, (1) the Company shall notify all Holders and the Trustee and Paying Agent of the election on or before the Close of Business on the date on which the Event of Default shall first occur, and (2) all references herein to interest accrued or payable as of any date shall include any Special Interest accrued or payable as of such date as provided in this Section 5.02.

ARTICLE 6
DISCHARGE OF INDENTURE

Section 6.01.  Discharge of Liability on Securities.  Article 4 of the Original Indenture shall not apply to the Securities.  When (1) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities which have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (2) all the Securities not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion (after all related Conversion Reference Periods have elapsed) and the Company shall deliver to the Holders shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Stated Maturity for the payment of principal of the Securities, Purchase Date, Fundamental Change Purchase Date or Redemption Date, as applicable, and the Company shall deposit with the Trustee cash and shares of Common Stock, if any, as applicable, sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount and interest accrued and unpaid to such Stated Maturity for the payment of principal of the Securities, Purchase Date, Fundamental Change Purchase Date or Redemption Date, as the case may be, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this First Supplemental Indenture with respect to the Securities shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities; (ii) rights hereunder of Holders to receive from the Trustee payments of the amounts then due, including interest with respect to the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee; and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under this First Supplemental Indenture with respect to the Securities), and the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel as required by Section 6.03 and at the cost and expense of the

Company, shall execute proper instruments acknowledging satisfaction of and discharging this First Supplemental Indenture with respect to the Securities; however, the Company hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with this First Supplemental Indenture with respect to the Securities.

Section 6.02.  Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture with respect to the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with the Indenture and the Securities to the Holders entitled thereto; provided, however, that if the Company make any payment of principal amount of or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

Section 6.03.  Officer’s Certificate; Opinion of Counsel.  Upon any application or demand by the Company to the Trustee to take any action under Section 6.01, the Company shall furnish to the Trustee an Officer’s Certificate or Opinion of Counsel stating that all conditions precedent, if any, provided for in this First Supplemental Indenture relating to the proposed action have been complied with.

ARTICLE 7
AMENDMENTS

Section 7.01.  With Consent of Holders.  In addition to the matters described in Section 9.2 of the Original Indenture, the Company and the Trustee may not, without the consent of each Holder of Outstanding Securities affected, amend or waive any portion of the Indenture or the Securities for one or more of the following purposes:

(a)                                  to reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price payable with respect to any of the Securities;

(b)                                 to change the Company’s obligation to redeem any Security on a Redemption Date in a manner adverse to the Holder;

(c)                                  to change the Company’s obligation to purchase any Security at the option of a Holder pursuant to Section 8.02 in a manner adverse to the Holder;

(d)                                 to change the Company’s obligation to purchase any Security upon a Fundamental Change pursuant to Section 8.01 in a manner adverse to the Holder;

(e)                                  to reduce the Early Conversion Make Whole Amount or otherwise modify the provisions of Section 9.06 in a manner adverse to the Holder; and

(f)                                    to impair the right of a Holder to convert any Security or reduce the amount of cash or the number of shares of Common Stock (or any other property) receivable upon conversion.

Section 7.02.  Without Consent of Holders.  In addition to the matters described in Section 9.1 of the Original Indenture, the Company and the Trustee may amend or supplement the Indenture or the Securities without notice to or consent of any Holder of an Outstanding Security for one or more of the following purposes:

(a)                                  to cure any ambiguity, omission, defect or inconsistency in the Indenture, to correct or supplement any provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, so long as the interests of Holders of Securities are not adversely affected in any respect under the Indenture; provided that such amendment made solely to conform the provisions of the Indenture to the corresponding description of the Securities contained in the Prospectus Supplement shall not be deemed to adversely affect the interests of the Holders of Securities; and

(b)                                 to provide for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s property and assets occurs or otherwise comply with the provisions of the Indenture in the event of a merger, consolidation or transfer, sale, conveyance, lease or other disposition of all or substantially all of the Company’s property and assets (including the provisions of Section 9.10 hereof and Article 8 of the Original Indenture).

ARTICLE 8
PURCHASE AT THE OPTION OF HOLDERS UPON A FUNDAMENTAL
CHANGE; PURCHASE AT THE OPTION OF HOLDERS

Section 8.01.  Purchase at the Option of the Holder Upon a Fundamental Change.  (a) If a Fundamental Change occurs, each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of such Holder’s Securities on a date specified by the Company that is no later than 35 days, and no earlier than 20 days, after the date of the Company Notice of the occurrence of such Fundamental Change (the “Fundamental Change Purchase Date”). The Company shall purchase such Securities at a price (the “Fundamental Change Purchase Price”), which shall be paid in cash, equal to 100% of the principal amount of the Securities to be purchased plus any accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date, unless the Fundamental Change Purchase Date is between a Regular Record Date and the Interest Payment Date to which it relates, in which case the Fundamental Change Purchase Price shall equal 100% of the principal amount of Securities to be purchased, and accrued and unpaid interest shall be paid to the Holder of record on the Regular Record Date.

(b)                                 The Company shall mail to all Holders a Company Notice upon the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 8.03 hereof, on or before the 10th Business Day after the occurrence of such Fundamental Change.

(c)                                  For a Security to be so purchased at the option of the Holder pursuant to this Section 8.01, such Holder must (i) deliver to the Paying Agent a written notice of purchase (a “Fundamental Change Purchase Notice”) in the form entitled “Form of Fundamental Change Purchase Notice” attached to the Security duly completed, on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, stating:

(A)                if the Securities are in the form of Definitive Securities, the certificate numbers of the Securities which the Holder shall deliver to be purchased;

(B)                  the portion of the principal amount of the Securities that the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

(C)                  that such Securities shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in Section 8.01 of this First Supplemental Indenture, and

(ii)                                  deliver or book-entry transfer such Securities to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent after delivery of the Purchase Notice, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 8.01 only if the Securities so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice.

If the Securities are in the form of Global Securities, the Fundamental Change Purchase Notice must comply with the appropriate Depositary procedures.

The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this First Supplemental Indenture, or (y) held by it during the continuance of an acceleration of the principal amount of the Securities (other than an acceleration in connection with an Event of Default resulting from a failure by the Company to pay the Fundamental Change Purchase Price with respect to such Securities) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(d)                                 The Company shall purchase from a Holder, pursuant to this Section 8.01, Securities if the principal amount of such Securities is $1,000 or an integral multiple of $1,000 if so requested by such Holder.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 8.01 shall have the right at any time prior to the Close of Business on the Business Day immediately prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 8.03(b).

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

At or before 11:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.3 of the Original Indenture) cash sufficient to pay the aggregate Fundamental Change Purchase Price of the Securities to be purchased pursuant to this Section 8.01.  Payment by the Paying Agent of the Fundamental Change Purchase Price for such Securities shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Securities, together with necessary endorsements.  If the Paying Agent holds, in accordance with the terms of this First Supplemental Indenture, cash sufficient to pay the Fundamental Change Purchase Price of such Securities on the Fundamental Change Purchase Date, then, on and after such date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Securities).

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any Default by the Company in making any such payment.  If the Company or an affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

Notwithstanding anything to the contrary no Securities may be purchased by the Company pursuant to this Section 8.01 if the principal amount of the Securities has been accelerated (except in the case of an acceleration in connection with an Event of Default resulting from a failure by the Company to pay the Fundamental Change Purchase Price with respect to such Securities), and the acceleration has not been rescinded, on or prior to the relevant Fundamental Change Purchase Date.

Section 8.02.  Purchase of Securities at the Option of the Holder.  (a) A Holder shall have the right to require the Company to purchase all or any portion of its Securities on each of April 1, 2013, April 1, 2018 and April 1, 2023 (each, a “Purchase Date”), at a price (the “Purchase Price”) which shall be paid in cash, equal to 100% of the principal amount of the Securities to be purchased plus any accrued and unpaid interest, if any, to, but excluding, the Purchase Date, unless the Purchase Date is between a Regular Record Date and the Interest Payment Date to which it relates, in which case the Purchase Price shall equal 100% of the principal amount of Securities to be purchased, and accrued and unpaid interest, if any, shall be paid to the Holder of record on the Regular Record Date, upon:

(i)             delivery to the Paying Agent by the Holder of a written notice of purchase (a “Purchase Notice”) at any time from the Opening of Business on the date that is 20 Business Days prior to the relevant Purchase Date until the Close of Business on the Business Day immediately preceding such Purchase Date, stating:

(A)                         if the Securities are in the form of Definitive Securities, the certificate numbers of the Securities which the Holder will deliver to be purchased;

(B)                           the portion of the principal amount of the Securities which the Holder will deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof;

(C)                           that such Securities shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in Section 8.02 of this First Supplemental Indenture; and

(ii)                                    delivery or book-entry transfer of such Securities to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent after delivery of the Purchase Notice, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 8.02 only if the Securities so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

If the Securities are in the form of Global Securities, the Purchase Notice must comply with the appropriate Depositary procedures.

The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice has been withdrawn in compliance with this First Supplemental Indenture, or (y) held by it during the continuance of an acceleration of the principal amount of the Securities (other than an acceleration in connection with an Event of Default resulting from a failure by the Company to pay the Fundamental Change Purchase Price with respect to such Securities) in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(b)                                 The Company shall purchase from a Holder, pursuant to this Section 8.02, Securities if the principal amount of such Securities is $1,000 or an integral multiple of $1,000 if so requested by such Holder.

(c)                                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 8.02 shall have the right at any time prior to the Close of Business on the Business Day immediately prior to the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 8.03(b).

(d)                                 The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(e)                                  At or before 11:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.3 of the Original Indenture) cash sufficient to pay the aggregate Purchase Price of the Securities to be purchased pursuant to this Section 8.02.  Payment by the Paying Agent of the Purchase Price for such Securities shall be made on the later of the Purchase Date or the time of book-entry transfer or delivery of such Securities, together with necessary endorsements.  If the Paying Agent holds, in accordance with the terms of this First Supplemental Indenture, cash sufficient to pay the Purchase Price of such Securities on the Business Day following the Purchase Date, then, on and after such date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price upon delivery or transfer of the Securities).

(f)                                    The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

(g)                                 Notwithstanding anything to the contrary the Securities may not be purchased by the Company pursuant to this Section 8.02 if the principal amount of the Securities has been accelerated (except in the case of an acceleration in connection with an Event of Default resulting from a failure by the Company to pay the Purchase Price with respect to such Securities), and the acceleration has not been rescinded, on or prior to the relevant Purchase Date.

Section 8.03.  Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Fundamental Change and Purchase of Securities at the Option of the Holder.  (a) Notice of Purchase Date or Fundamental Change. The Company shall send notices (each, a “Company Notice”) to the Holders, beneficial owners of the Securities as required by applicable law, the Trustee and the Paying Agent, not less than 20 Business Days prior to each Purchase Date, or on or before the 10th Business Day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a “Company Notice Date”). Each Company Notice shall include a form of Purchase Notice or Fundamental Change Purchase Notice, as the case may be, to be completed by a Holder and shall state:

(i)                       the applicable Purchase Price or Fundamental Change Purchase Price, as the case may be;

(ii)                    the Base Conversion Rate at the time of such notice and any expected adjustments to the Base Conversion Rate;

(iii)                 the applicable Purchase Date or Fundamental Change Purchase Date, as the case may be, and the last date on which a Holder may exercise its repurchase rights under Section 8.01 or Section 8.02, as applicable;

(iv)                the name and address of the Paying Agent and the Conversion Agent;

(v)                   that Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price or the Fundamental Change Purchase Price, as the case may be;

(vi)                that Securities as to which a Purchase Notice or a Fundamental Change Purchase Notice has been delivered may be surrendered for conversion only if the applicable Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in accordance with the terms of this First Supplemental Indenture;

(vii)             that the Purchase Price or the Fundamental Change Purchase Price for any Securities as to which a Purchase Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent (A) in the case of the Purchase Price, on the later of (1) the Purchase Date and (2) the time of book-entry transfer or delivery of such Securities and (B) in the case of the Fundamental Change Purchase Price, promptly following the later of (1) the Fundamental Change Purchase Date and (2) the time of book-entry transfer or delivery of such Securities;

(viii)          the procedures the Holder must follow under Section 8.01 or 8.02, as applicable, and Section 8.03;

(ix)                  that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on Securities for which any Purchase Notice or Fundamental Change Purchase Notice, as applicable, has been submitted, interest will cease to accrue on and after the Purchase Date or Fundamental Change Purchase Date, as applicable;

(x)                     the CUSIP or ISIN number of the Securities;

(xi)                  the procedures for withdrawing a Purchase Notice or a Fundamental Change Purchase Notice, as the case may be; and

(xii)               in the case of a Company Notice pursuant to Section 8.01, the events causing a Fundamental Change and the effective date of the Fundamental Change.

Simultaneously with providing such Company Notice, the Company will publish a notice containing the information in such Company Notice in a newspaper of general circulation in The City of New York or publish such information on its then existing website or through such other public medium as it may use at the time.

At the Company’s request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Company’s expense, the Paying Agent shall give the Company Notice in the Company’s name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

(b)                                  Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 8.02 or Section 8.01(c), as applicable, the Holder of the Securities in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price with respect to such Securities. Such Purchase Price or Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder (x) in the case of the Purchase Price, on the later of  (1) the Purchase Date with respect to such Securities (provided the conditions in this Article 8 have been satisfied) and (2) the time of delivery or book-entry transfer of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 8.02 and (y) in the case of the Fundamental Change Purchase Price, promptly following the later of (1) the Fundamental Change Purchase Date with respect to such Securities (provided the conditions in this Article 8 have been satisfied) and (2) the time of delivery or book-entry transfer of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 8.01. Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the Close of Business on the Business Day immediately prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates, specifying:

(i)                       the principal amount of the Securities with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof;

(ii)                    if the Securities are in the form of Definitive Securities, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted; and

(iii)                 the principal amount, if any, of any Securities that remain subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

If the Securities are in the form of Global Securities, the Purchase Notice or Fundamental Change Purchase Notice, as the case may be, must comply with the appropriate Depositary procedures.

(c)                                   Any Securities that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Securities, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Securities so surrendered which is not purchased.

(d)                                  In connection with any offer to purchase Securities under Section 8.02 or Section 8.01, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 8.02 or Section 8.01 to be exercised in the time and in the manner specified in Section 8.02 or Section 8.01.  To the extent any other provision of this First Supplemental Indenture conflicts with any of the foregoing, the foregoing shall govern.

(e)                                   At least five Business Days before the Company Notice Date, the Company shall deliver an Officer’s Certificate to the Trustee specifying whether the Company desires the Trustee to give the Company Notice required by Section 8.03 herein.

Section 8.04.  Purchase of Securities in Open Market.  The Company may purchase any or all of the Securities in the open market or by tender at any price or pursuant to private agreements. The Company shall surrender any Security purchased by the Company pursuant to this Article 8 to the Trustee for cancellation. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 3.9 of the Original Indenture.

ARTICLE 9
CONVERSION

Section 9.01.  Conversion of Securities.  (a) Subject to the procedures for conversion set forth in this Article 9, a Holder may convert its Securities, in whole or in part (provided that the total principal amount of Securities converted is an integral multiple of $1,000), during the period beginning on, and including, the date of this First Supplemental Indenture and ending at the Close of Business on the Business Day immediately preceding the Stated Maturity for the payment of principal of the Securities into the consideration described in Section 9.03.

(b)                                  Securities in respect of which a Fundamental Change Purchase Notice or Purchase Notice has been delivered may not be surrendered for conversion pursuant to this Article 9 prior to a valid withdrawal of such Fundamental Change Purchase Notice or Purchase Notice, in accordance with the provisions of Article 8.

(c)                                   Provisions of this First Supplemental Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(d)                                  The Base Conversion Rate shall be adjusted in certain instances as described in Section 9.04 and Section 9.05.

Section 9.02.  Conversion Procedures.  (a) To convert a Security, a Holder must (i) complete and manually sign the conversion notice on the back of the Security (which shall be substantially in the form set forth in the form of Security attached as Exhibit A under the heading “Conversion Notice”) and deliver such notice to the Conversion Agent, (ii) surrender the Security to the Conversion Agent, (iii) if required by the Conversion Agent, furnish appropriate endorsements and transfer documents, (iv) if and as required by Section 9.03(e), pay an amount equal to the interest payable on the next Interest Payment Date and (v) if required pursuant to Section 9.14, pay any applicable transfer or similar taxes. The “Conversion Date” with respect to a Security means the date on which the Holder of the Security has complied with all of the foregoing requirements to convert such Security. Anything herein to the contrary notwithstanding, in the case of Global Securities, Securities may be surrendered in accordance with the rules and procedures of the Depositary, to the extent applicable, as in effect from time to time.

The Conversion Agent will, on the Holder’s behalf, convert the Securities into the consideration described in Section 9.03. The Holder may obtain additional copies of the required form of the Conversion Notice from the Conversion Agent.

(b)                                  In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Security.

Section 9.03.  Settlement Upon Conversion.  (a) Holders surrendering Securities for conversion shall be entitled to receive, for each $1,000 principal amount of Securities surrendered for conversion a number of shares of Common Stock (the “Conversion Shares”) equal to the sum of the Daily Share Amounts for each of the 40 consecutive Trading Days in the applicable Conversion Reference Period, subject to the Company’s right to deliver cash in lieu of all or a portion of such Conversion Shares as set forth in Section 9.03(b) (the amount so deliverable upon conversion of the Securities, the “Conversion Obligation”).

(b)                                  The Company may elect to pay cash to the Holders of Securities surrendered for conversion in lieu of all or a portion of the Conversion Shares otherwise issuable pursuant to Section 9.03. In such event, on any day prior to the first Trading Day of the applicable Conversion Reference Period, the Company may specify a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”). If the Company elects to specify a Cash Percentage, the amount of cash that the Company will deliver in respect of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period will equal the product of: (1) the Cash Percentage, (2) the Daily Share Amount for the Trading Day and (3) the Volume Weighted Average Price of the Common Stock on the Trading Day. The number of shares of Common Stock that the Company shall deliver in respect of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period will be the Daily Share Amount multiplied by a percentage calculated as 100% minus the Cash Percentage. If the Company does not specify a Cash Percentage by the start of the applicable Conversion Reference Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period with shares of Common Stock; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of the Securities in accordance with Section 9.07.

(c)                                   Upon the conversion of a Security, the Company shall deliver the Daily Share Amount (or cash in lieu of all or a portion thereof) for each Trading Day in the relevant Conversion Reference Period determined in accordance with

Section 9.03(a) and Section 9.03(b) which shall be owed by the Company in connection with such conversion on the third Trading Day immediately following such Trading Day, and the Company shall deliver the cash with respect to any Early Conversion Make Whole Amount pursuant to Section 9.06 on the third Business Day following the last Trading Day of the relevant Conversion Reference Period (each such delivery date, a “Settlement Date”). Notwithstanding the foregoing, in the event that a Holder converts Securities “in connection with” a Make Whole Fundamental Change in which the consideration for the Common Stock is comprised entirely of cash, the Conversion Obligation and Daily Share Amount for each Trading Day in the relevant Conversion Reference Period will be calculated based solely on the Stock Price with respect to the transaction and will be deemed to be an amount equal to the Daily Conversion Rate (determined as described in the definition thereof and taking into account any adjustment thereto pursuant to Section 9.05 and substituting that Stock Price for the Volume Weighted Average Price) multiplied by the Stock Price.  In that event, the relevant Daily Share Amount for each Trading Day in the relevant Conversion Reference Period and shall be determined and paid to Holders in cash as promptly as practicable but in any event no later than the third Trading Day following the relevant Conversion Date.

(d)                   A Holder shall not be entitled to any rights of a holder of Common Stock until such Holder has converted its Securities.  The Person in whose name any certificate or certificates evidencing shares of Common Stock, if any, issuable upon conversion and comprising, in whole or in part, the Daily Share Amount in respect of any Trading Day in the relevant Conversion Reference Period shall become, at the Close of Business on such Trading Day, the holder of record of the shares of Common Stock represented thereby.  Except as set forth in this First Supplemental Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares of Common Stock.

(e)                    Upon conversion of a Security, a Holder will not receive any cash payment representing any accrued and unpaid interest through the Conversion Date, subject to the obligations of the Company pursuant to Section 9.06.  Instead, accrued and unpaid interest will be deemed paid by the consideration paid upon conversion. The payment and delivery to the Holder of Common Stock (if any) into which the Holder’s Securities are convertible or cash in lieu of all or a portion thereof, together with any cash payment for fractional shares, will be deemed to satisfy, subject to the obligations of the Company pursuant to Section 9.06, the Company’s obligation to pay the principal amount of the Securities and the Company’s obligation to pay accrued but unpaid interest attributable to the period from the most recent Interest Payment Date through the Conversion Date. Accrued and unpaid interest through the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the foregoing, Holders of Securities surrendered for conversion (in whole or in part) during the period from the Close of Business on any Regular Record Date to the Opening of Business on the next succeeding Interest Payment Date will receive the semiannual interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion, and such interest shall be payable on the corresponding Interest Payment Date to the Holder of the Security as of the Close of Business on the Regular Record Date. Upon surrender of any Securities for conversion after the Close of Business on the Regular Record Date, the Securities must also be accompanied by payment by the Holders of the Securities in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date; provided that no payment need be made: (1) if the Conversion Date is prior to April 1, 2011; (2) if the Company has called the Securities for redemption on a Redemption Date that falls after a Regular Record Date for an Interest Payment Date and on or prior to the related Interest Payment Date; (3) in connection with a conversion following the Regular Record Date preceding the Stated Maturity for the payment of principal of the Securities; (4) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (5) to the extent of any overdue interest if any such overdue interest exists at the time of conversion with respect to the Securities. Except as otherwise provided in this Section 9.03(e), no payment or adjustment will be made for any accrued and unpaid interest on a converted Security.  The Company shall not be required to convert any Securities which are surrendered for conversion without payment of interest as required by this Section 9.03(e).

(f)                                     The Base Conversion Rate will not be adjusted for accrued and unpaid interest.

Section 9.04.  Adjustments to Base Conversion Rate.  The Base Conversion Rate shall be adjusted from time to time as follows:

(a)                                   If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock to all or substantially all holders of the Common Stock, or if the Company effects a share split or share combination, the Base Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where

CR0	=	the Base Conversion Rate in effect immediately prior to the Opening of Business on such Ex-Dividend Date of the dividend or distribution, or the Opening of Business on the effective date of such share split or share combination, as applicable;

CR1	=	the new Base Conversion Rate in effect immediately after the Opening of Business on such Ex-Dividend Date or such effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to Opening of Business on such Ex-Dividend Date or such effective date, as applicable; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or combination, as applicable.

Such adjustment shall become effective immediately following the Opening of Business on (i) the Ex-Dividend Date for the dividend or distribution or (ii) the effective date of the share split or combination, as the case may be.  If any dividend or distribution of the type described in this Section 9.04(a) is declared but not so paid or made, the new Base Conversion Rate shall be readjusted to the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Except in the case of a share combination or a reverse split, in no event shall the Base Conversion Rate be decreased pursuant to this Section 9.04(a).

(b)                   If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them to purchase, for a period expiring within 45 days of distribution, shares of Common Stock at a price per share less than the Closing Sale Prices of the Common Stock on the Business Day immediately preceding the declaration date for such distribution, the Base Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1 + X
OS0 + Y

where

CR0	=	the Base Conversion Rate in effect immediately prior to the Opening of Business on the Ex-Dividend Date for such distribution;

CR1	=	the new Base Conversion Rate in effect immediately after the Opening of Business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Opening of Business on the

Ex-Dividend Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=

the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants and (B) the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days ending on the Trading Day immediately preceding the date of announcement for the issuance of the rights, options or warrants.

For purposes of this Section 9.04(b), in determining whether any rights, options or warrants entitle the Holders to purchase shares of Common Stock at less than the applicable Closing Sale Price immediately preceding the declaration date for such distribution, and in determining the aggregate exercise or conversion price payable for the shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. If any right, option or warrant described in this Section 9.04(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Base Conversion Rate shall be readjusted to the Base Conversion Rate that would then be in effect if the right, option or warrant had not been so issued.  Any adjustment made pursuant to this Section 9.04(b) shall become effective immediately following the Opening of Business on the Ex-Dividend Date for the distribution of rights, options or warrants, as applicable. In no event shall the Base Conversion Rate be decreased pursuant to this Section 9.04(b).

(c)                                   If the Company distributes shares of Capital Stock, evidences of its indebtedness or other assets or property of the Company or rights or warrants to acquire Capital Stock of the Company to all or substantially all holders of the Common Stock, excluding:

(i)                           dividends, distributions, share splits or share combinations as to which an adjustment applies under Section 9.04(a) or Section 9.04(b) above;

(ii)                        dividends or distributions paid exclusively in cash; and

(iii)                     Spin-Offs to which the provisions set forth below in this Section 9.04(c) shall apply;

then the Base Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where

CR0	=	the Base Conversion Rate in effect immediately prior to the Opening of Business on the Ex-Dividend Date for such distribution;

CR1	=	the new Base Conversion Rate in effect immediately after the Opening of Business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on the Business Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the Fair Market Value (as determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of Common Stock at the Opening of Business on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately following the Opening of Business on the Ex-Dividend Date for such distribution of the Capital Stock, evidences of indebtedness or other assets or property of the Company or rights or warrants to acquire Capital Stock of the Company.

With respect to an adjustment pursuant to this Section 9.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Base Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where

CR0	=	the Base Conversion Rate in effect immediately prior to Close of Business on the last Trading Day of the Valuation Period;

CR1	=	the new Base Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Valuation Period;

FMV0	=

the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for the purposes of the definition of Closing Sale Price as if the Capital Stock or similar equity interest were Common Stock) over the 10 consecutive Trading-Day period beginning on, and including, the effective date of the Spin-Off (the “Valuation Period”); and
MP0	=	the average of the Closing Sale Prices of Common Stock over the Valuation Period.

Such adjustment shall occur immediately after the Close of Business on the last Trading Day of the Valuation Period; provided that in respect of any Conversion Date occurring during the Valuation Period, references to 10 Trading Days within the portion of this Section 9.04(c) related to “Spin-Offs” shall be deemed replaced with the lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the relevant Conversion Date in determining the adjustment to the applicable Base Conversion Rate.

If any such dividend or distribution described in this Section 9.04(c) is declared but not paid or made, the new Base Conversion Rate shall be readjusted to be the Base Conversion Rate that would be in effect if the dividend or distribution had not been declared. In no event shall the Base Conversion Rate be decreased pursuant to this Section 9.04(c).

(d)                   If the Company pays or makes any dividend or distribution consisting exclusively of cash to all or substantially all holders of Common Stock, the Base Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where

CR0	=	the Base Conversion Rate in effect immediately prior to the Opening of Business on the Ex-Dividend Date for such dividend or distribution, as applicable;
CR1	=	the new Base Conversion Rate in effect immediately after the Opening of Business on the Ex-Dividend Date for such dividend or distribution, as applicable;
SP0	=

the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, as applicable; and

C	=	the amount in cash per share of Common Stock that the Company distributes to holders of Common Stock.

Any adjustment to the Base Conversion Rate made pursuant to this Section 9.04(d) shall become effective immediately following the Opening of Business on the Ex-Dividend Date for the dividend or distribution. If any dividend or distribution described in this Section 9.04(d) is declared but not so paid or made, the new Base Conversion Rate shall be readjusted to the Base Conversion Rate that would then be in effect if the dividend or distribution had not been declared. In no event shall the Base Conversion Rate be decreased pursuant to this Section 9.04(d).

(e)                    If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Base Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1)
OS0 × SP1

where

CR0	=

the Base Conversion Rate in effect at the Close of Business on the last Trading Day of the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=

the new Base Conversion Rate in effect at the Opening of Business on the first day following the last Trading Day of the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=

the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of all shares accepted for purchase or exchange in the offer); and

SP1	=

the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Base Conversion Rate under this Section 9.04(e) shall become effective immediately following the Opening of Business on first day following the last Trading Day of the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date the tender or exchange offer expires; provided that, in respect of any Conversion Date occurring during the 10 Trading Days following the date that any tender or exchange offer expires, references within this Section 9.04(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date in determining the adjustment to the applicable Base Conversion Rate.  If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any tender or exchange offer but are permanently prevented by applicable law from effecting a purchase or all purchases are rescinded, the new Base Conversion Rate shall be readjusted to be the Base Conversion Rate that would be in effect if the tender or exchange offer had not been made. In no event shall the Base Conversion Rate be decreased pursuant to this Section 9.04(e).

(f)            Notwithstanding the foregoing provisions of this Section 9.04, no adjustment will be made thereunder, nor shall an adjustment be made to the ability of a Holder to convert, for any distribution described therein if each Holder will otherwise participate in the distribution on the same terms and at the same time as holders of Common Stock, without having to convert its Securities, as if such Holder held a number of shares of Common Stock equal to the Base Conversion Rate in effect on the Ex-Dividend Date or effective date, as the case may be, for such transaction multiplied by the principal amount (expressed in thousands) of the Securities held by such Holder.

(g)         No adjustment to the Base Conversion Rate will be made unless as specifically set forth in this Section 9.04 and Section 9.05.

(h)         Without limiting the foregoing, the applicable Base Conversion Rate will not be adjusted upon certain events, including but not limited to:

(i)           the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)        the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Company;

(iii)     the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(iv)    a change in the par value of the Common Stock;

(v)       accumulated and unpaid dividends or distributions; or

(vi)    as a result of a tender offer solely to holders of fewer than 100 shares of Common Stock.

(i)             No adjustment to the Base Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Base Conversion Rate. If the adjustment is not made because the adjustment does not change the Base Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be.  Notwithstanding the foregoing, (i) upon any conversion of Securities (solely with respect to Securities to be converted), (ii) on every one year anniversary from the Issue Date of the Securities and (iii) on the Stated Maturity for the payment of principal of the Securities, the Company will give effect to all adjustments that have been otherwise deferred, and those adjustments will no longer be carried forward and taken into account in any future adjustment.

(j)             Whenever the Base Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officer’s Certificate setting forth the Base Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Base Conversion Rate and may assume that the last Base Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Base Conversion Rate setting forth the adjusted Base Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Base Conversion Rate to the Holder of each Security at such Holder’s last address appearing on the Securities Register provided for in Section 2.04 of this First Supplemental Indenture within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)          For purposes of this Section 9.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  If the Company pays any dividend or makes any distribution on, or issues any rights, options or warrants in respect of, shares of Common Stock held in treasury by the Company, the Company shall not issue, transfer or convey such shares of Common Stock in a manner that would have the effect of circumventing the provisions of this Section 9.04.

(l)             In addition to the adjustments described in this Section 9.04, the Company may increase the Base Conversion Rate as the Board of Directors deems advisable to avoid or diminish any income tax to Holders of the Company’s Capital Stock resulting from any dividend or distribution of Capital Stock (or rights to acquire Capital Stock) or from any event treated as a dividend or distribution of Capital Stock or rights to acquire Capital Stock for income tax purposes. The Company may also, from time to time, to the extent permitted by applicable law, increase the Base Conversion Rate by any amount for any period of at least 20 Business Days if the Board of Directors has determined that an increase would be in the Company’s best interests. Any increase in the Base Conversion Rate by the Board of Directors shall be subject to the Maximum Conversion Rate. If the Board of Directors makes a determination to increase the Base Conversion Rate, it will be conclusive. The Company shall give Holders of Securities at least 15 days’ notice of an increase in the Base Conversion Rate.

(m)       If any adjustment is made to the Base Conversion Rate pursuant to Section 9.04(a) through (e), the same proportional adjustment will be made to the Maximum Conversion Rate and the Incremental Share Factor.

Section 9.05.  Adjustment to Common Stock Delivered Upon Make Whole Fundamental Change.  (a) If, on or prior to April 1, 2013, a transaction described in clauses (1), (2) or (4) of the definition of Change of Control or a Termination of Trading (in each case determined after giving effect to any exceptions or exclusions to that definition, but without regard to the proviso in clause (2) of the definition of Change of Control, a “Make Whole Fundamental Change”) occurs and a Holder elects to convert its Securities “in connection with” the Make Whole Fundamental Change, the Company shall pay a “Make Whole Premium” by increasing the applicable Base Conversion Rate for the Securities surrendered for conversion by a number of additional shares of Common Stock as provided in Section 9.05(b) (the “Additional Shares”). If a Make Whole Fundamental Change occurs, the Company shall provide a notice (a “Make Whole Fundamental Change Notice”) of the date on which the Make Whole Fundamental Change becomes effective (the “Effective Date”) to the Holders of Securities in the manner specified in Section 1.7 of the Original Indenture and the Trustee as promptly as practicable following the Effective Date (but in any event, within three Business Days after the Effective Date of any Make Whole Fundamental Change). A conversion of Securities shall be deemed for these purposes to be “in connection with” the Make Whole Fundamental Change if the notice of conversion is received by the Conversion Agent from, and including, the Effective Date and prior to the Close of Business on the Business Day prior to the related Fundamental Change Purchase Date (or, in the case of an event that would have been a Fundamental Change but for the proviso in clause (2) of the definition of Change of Control, the 30th calendar day immediately following the Effective Date).

(b)         The number of Additional Shares per $1,000 principal amount of Securities constituting the Make Whole Premium shall be determined by reference to the table attached as Schedule A hereto and shall be based on the Effective Date and the price (the “Stock Price”) paid, or deemed paid, per share of Common Stock in the Make Whole Fundamental Change (subject to adjustment as set forth in clause (c) below). If the holders of Common Stock receive only cash in a Make Whole Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of Common Stock for each of the 10 consecutive Trading Days prior to, but excluding, the relevant Effective Date. The actual Stock Price and Effective Date may not be set forth on the table attached as Schedule A hereto, in which case:

(i)

if the actual Stock Price is between two Stock Prices in such table or the actual Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)

if the actual Stock Price on the Effective Date exceeds $100.00 per share of Common Stock (subject to adjustment as set forth in clause (c) below), no Additional Shares will be added to the Base Conversion Rate; and

(iii)

if the actual Stock Price on the Effective Date is less than $4.15 per share of Common Stock (subject to adjustment as set forth in clause (c) below), no Additional Shares will be added to the Base Conversion Rate.

Notwithstanding the foregoing, the Base Conversion Rate shall not exceed 240.9638 shares of Common Stock per $1,000 principal amount of Securities on account of adjustments pursuant to this Section 9.05, subject to adjustment in the same manner as the Base Conversion Rate set forth in Section 9.04.

(c)          The Stock Prices set forth in the first column of the table in Schedule A hereto will be adjusted as of any date on which the Base Conversion Rate of the Securities is adjusted pursuant to Section 9.04.  The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to the adjustment multiplied by a fraction, the numerator of which is the Base Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Base Conversion Rate as so adjusted.  The number of Additional Shares set forth in such table will be adjusted in the same manner as the Base Conversion Rate as set forth in Section 9.04.

Section 9.06.  Interest Make Whole Upon Conversion.  Holders who convert Securities prior to April 1, 2011 shall receive for each $1,000 principal amount of Securities converted, in addition to a number of shares of Common

Stock determined pursuant to Section 9.03(a), or cash in lieu of all or a portion thereof pursuant to Section 9.03(b), the cash proceeds, subject to the limitation described below, from sale by the Escrow Agent pursuant to Section 4(b) of the Pledge and Escrow Agreement of the Allocable Collateral for each $1,000 principal amount of Securities being converted (such cash proceeds, the “Early Conversion Make Whole Amount”); provided that, as set forth in the Pledge and Escrow Agreement, if a Holder converts Securities after the Close of Business on any Regular Record Date but prior to the next Interest Payment Date, the Government Securities with respect to the Securities being converted and relating to the pro rata amount of interest payable on such Interest Payment Date that will mature immediately prior to the applicable Interest Payment Date shall be excluded from such sale and from the Early Conversion Make Whole Amount and proceeds from the sale of such pro rata portion of the Government Securities shall be paid to the Holder of such Securities on the Regular Record Date corresponding to such Interest Payment Date.

Section 9.07.  Fractional Shares.  The Company will not issue fractional shares of Common Stock upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares of Common Stock, the Company shall pay an amount in cash equal to the applicable fraction of a share multiplied by the Volume Weighted Average Price of the Common Stock on the relevant Trading Day of the applicable Conversion Reference Period corresponding to the Daily Share Amount for such Trading Day, rounded to the nearest whole cent.

Section 9.08.  Notice of Adjustment.  Whenever the Base Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee, an Officer’s Certificate setting forth the Base Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Base Conversion Rate and may assume that the last Base Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such Officer’s Certificate, the Company shall prepare a notice of such adjustment of the Base Conversion Rate setting forth the adjusted Base Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Base Conversion Rate to Holders within 20 Business Days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

Section 9.09.  Notice of Certain Transactions.  In the event that the Company takes any action which would require an adjustment to the Base

Conversion Rate, the Company takes any action that requires the execution of a supplemental indenture in accordance with the provisions of Section 9.10 or if there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail such notice at least 20 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 9.10.

Section 9.10.  Effect of Recapitalizations, Reclassifications, and Changes of Common Stock.  (a) In the case of the following events (each, a “Business Combination”):

(i)             any recapitalization, reclassification or change of the Common Stock, other than (A) a change in par value, or from par value to no par value, or from no par value to par value, or (B) as a result of a subdivision or a combination of the Common Stock;

(ii)          any consolidation, merger or combination to which the Company is a party;

(iii)       any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and its Subsidiaries; or

(iv)     any statutory share exchange;

in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that from and after the effective date of the Business Combination, the settlement of the Conversion Obligation in accordance with the provisions of Section 9.03 shall be based on, and each Conversion Share deliverable in respect of any such settlement shall consist of, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which holders of Common Stock are entitled to receive in respect of each share of Common Stock upon the Business Combination. For purposes of the foregoing, where a Business Combination involves a transaction that causes the Common Stock to be converted into the right to receive more than a single type of consideration based upon any form of stockholder election, the consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in the Business Combination, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the purchase rights set forth in Article 8 hereof. The Company shall not become a party to any Business Combination unless its terms are materially consistent with the provisions of this Section 9.10. The above provisions of this Section 9.10 shall similarly apply to successive Business Combinations. None of the provisions of this Section 9.10 shall affect the right of a Holder of Securities to convert its Securities in accordance with the provisions of this Article 9 prior to the effective date of a Business Combination.

If this Section 9.10 applies to any event or occurrence, Section 9.04 hereof shall not apply.

(b)                       In the event the Company shall execute a supplemental indenture pursuant to this Section 9.10, the Company shall promptly file with the Trustee (i) an Officer’s Certificate briefly stating the reasons therefor and that all conditions precedent have been complied with and (ii) an Opinion of Counsel to the effect that all conditions precedent thereto and hereunder have been complied with, and shall promptly mail notice of the execution of such supplemental indenture to all Holders. Failure to mail such notice or any defect therein shall not affect the validity of such transaction and such supplemental indenture.

Section 9.11.  Responsibility of Trustee.  (a) The Trustee shall have no duty to calculate the Base Conversion Rate or to make any computation or determination in connection therewith or to determine when an adjustment under this Article 9 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the same or the correctness of any such adjustment, and shall be protected in relying upon, an Officer’s Certificate and Opinion of Counsel, including the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 9.08. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 9, including, without limitation, whether or not a supplemental indenture is required to be executed.

(b)         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 9.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer’s Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 9.10.

(c)          Neither the Trustee nor any Conversion Agent or any other Agent shall be responsible for determining whether any event contemplated by this Article 9 has occurred which makes the Securities eligible for conversion until the Company has delivered to the Trustee and any Conversion Agent and each other Agent an Officer’s Certificate stating that such event has occurred, on which Officer’s Certificate the Trustee and any such Conversion Agent and other Agent may conclusively rely, and the Company agrees to deliver such Officer’s Certificate to the Trustee and any such Conversion Agent and each other Agent promptly after the occurrence of any such event.

Section 9.12.  Stockholder Rights Plan.  To the extent that the Company has a rights plan in effect upon conversion of the Securities into Common Stock, the Holder will receive upon conversion of the Securities in respect of which the Company has elected to deliver, in whole or in part, Common Stock, if applicable, the rights under the rights plan unless, prior to the conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock, in which case, and only in such case, the Base Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock shares of the Company’s Capital Stock, evidences of indebtedness, other assets or property or rights or warrants to acquire Common Stock as described in Section 9.04(c), subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

Section 9.13.  Taxes on Conversion.  The issue of stock certificates, if any, in respect of shares of Common Stock deliverable on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in any name other than that of the Holder of any Security converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 9.14.  Certain Covenants of the Company.  (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common

Stock, free of preemptive rights, to permit the conversion of all Outstanding Securities in accordance with the provisions of this First Supplemental Indenture (such number calculated, solely for purposes of this Section 9.14(a), assuming the Company has elected or will elect to deliver solely shares of Common Stock in respect of the Conversion Obligation).

(b)         All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued and fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim.

(c)          The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Securities, if any, and shall cause to have listed or quoted all such shares of Common Stock on NASDAQ, or each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

(d)         Before taking any action which would cause an adjustment increasing the Base Conversion Rate to an amount that would cause the Base Conversion Price to be reduced below the then par value per share of the Common Stock, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Base Conversion Rate.

ARTICLE 10
MISCELLANEOUS

Section 10.01.  No Defeasance.  The provisions of Article Thirteen of the Original Indenture shall not apply to any Securities issued under this First Supplemental Indenture.

Section 10.02.  Notices, Etc., to Trustee and Company.  (a) Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

c/o Globalstar, Inc.
461 So. Milpitas Blvd
Milpitas, CA 95035

Facsimile:  408-933-4949
Attention:  Chief Financial Officer

If to the Trustee:

U.S. Bank National Association, as Trustee
Corporate Trust Dept. CN-OH-W6CT
425 Walnut Street
Cincinnati, OH 45202
Facsimile:  513-632-5511

(b)         The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c)          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Section 10.03.  Communication by Holders with other Holders.  Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this First Supplemental Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 10.04.  Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by, or a meeting of, Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 10.05.  Legal Holidays.  In addition to and notwithstanding Section 1.14 of the Original Indenture if Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity for the payment of principal of the Securities or earlier Redemption Date, Fundamental Change Purchase Date or Purchase Date) of any Security falls on a day that is not a Business Day, then (notwithstanding any other provision of the Indenture or of the Securities) such Interest Payment Date shall be postponed to the next succeeding Business Day; provided that, if such Business Day falls in the next succeeding calendar month, the Interest Payment Date will be brought back to the immediately preceding Business Day. If the Stated Maturity for the payment of principal of the Securities, Redemption Date, Fundamental Change Purchase Date or Purchase Date of a Security would fall on a day that is not a Business Day, the required payment of interest, if any, and principal shall be made on the next succeeding Business Day and no interest on such payment shall accrue for the period from and after the Stated Maturity for the payment of principal of the Securities, Redemption Date, Fundamental Change Purchase Date or Purchase Date, as the case may be, to the next succeeding Business Day.

Section 10.06.  Governing Law.  THIS FIRST SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 10.07.  Incorporators, Shareholders, Officers and Directors of the Company Exempt from Individual Liability.  No recourse under or upon any obligation, covenant or agreement of or contained in this First Supplemental Indenture or of or contained in the Securities or for any claim based thereon or otherwise in respect thereof, or in the Securities or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, member, officer, manager or director, as such, past, present or future, of the Company or any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a part of the consideration for, the execution of this First Supplemental Indenture and the issue of the Securities.

Section 10.08.  Successors and Assigns.  All covenants and agreements of the Company in this First Supplemental Indenture and the Securities shall bind its successors and assigns, whether so expressed or not.  All covenants and agreements of the Trustee in this First Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

Section 10.09.  Multiple Originals.  The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this First Supplemental Indenture.

Section 10.10.  Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this First Supplemental Indenture, the latter provision shall control.  If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or excluded, as the case may be.

Section 10.11.  Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.12. Separability Clause. In case any provision in this First Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.13. Benefits of the First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Securities express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 10.14. Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under the Indenture and the Securities. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.

Section 10.15. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

GLOBALSTAR, INC.

By:	/s/ Fuad Ahmad
	Name:	Fuad Ahmad
	Title:	Vice President & Chief Financial Officer

U.S. BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jack C. Hannah
	Name:	Jack C. Hannah
	Title:	Assistant Vice President & Trust Officer

SCHEDULE A

The following table sets forth the number of Additional Shares, if any, to be added to the Base Conversion Rate per $1,000 principal amount of Securities for each Stock Price and Effective Date pursuant to Section 9.05 of this First Supplemental Indenture:

	Effective Date Make Whole Premium (Increase in Applicable Base Conversion Rate)
Stock Price on Effective Date	April 15, 2008	April 1, 2009	April 1, 2010	April 1, 2011	April 1, 2012	April 1, 2013
$4.15	74.7818	74.7818	74.7818	74.7818	74.7818	74.7818
$5.00	74.7818	64.8342	51.4077	38.9804	29.2910	33.8180
$6.00	74.7818	63.9801	51.4158	38.2260	24.0003	0.4847
$7.00	63.9283	53.8295	42.6844	30.6779	17.2388	0.0000
$8.00	55.1934	46.3816	36.6610	26.0029	14.2808	0.0000
$10.00	42.8698	36.0342	28.5164	20.1806	11.0823	0.0000
$20.00	18.5313	15.7624	12.4774	8.8928	4.9445	0.0000
$30.00	10.5642	8.8990	7.1438	5.1356	2.8997	0.0000
$40.00	6.6227	5.5262	4.4811	3.2576	1.8772	0.0000
$50.00	4.1965	3.5475	2.8790	2.1317	1.2635	0.0000
$75.00	1.4038	1.1810	0.9358	0.6740	0.4466	0.0000
$100.00	0.4174	0.2992	0.1899	0.0985	0.0663	0.0000

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Global Security Legend, if applicable]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF SECURITIES ATTACHED HERETO.

GLOBALSTAR, INC.

5.75% Convertible Senior Notes due 2028

No. [ ]	$[ ]

CUSIP NO.:

ISIN:

GLOBALSTAR, INC., a company duly incorporated under the laws of the State of Delaware (herein called the “Company,” which term includes any successor or resulting Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co. or registered assigns](1), or registered assigns, the principal sum of [                                        ] United States Dollars [, as revised by the Schedule of Increases and Decreases in Global Security attached hereto](2), on April 1, 2028, and to pay interest thereon from April 15, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 in each year, commencing October 1, at the rate of 5.75% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (regardless of whether a Business Day), as the case may be, next preceding such Interest Payment Date.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into shares of Common Stock and/or cash, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

(1) Use bracketed language for a Global Security

(2) Use bracketed language for a Global Security

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

GLOBALSTAR, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK, NATIONAL ASSOCIATION .
as Trustee, certifies that this is one of the
Securities referred to in the Indenture

By:
Authorized Officer

TERMS OF SECURITIES

5.75% Convertible Senior Notes due 2028

This Security is one of a duly authorized issue of senior securities of the Company (herein called the “Securities”), issued under an Indenture dated as of April 15, 2008 (the “Original Indenture”), between the Company and the Trustee as supplemented by the First Supplemental Indenture dated as of April 15, 2008 (the “First Supplemental Indenture”), between the Company and the Trustee (the Original Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”), to which reference is hereby made for a statement, of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This security is the general, unsecured, senior obligation of the Company.

1.                                 Interest.  Globalstar, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate of 5.75% per annum until (but excluding) April 1, 2028. In addition to interest at the rate per annum set forth in the immediately preceding sentence, the Company shall pay Special Interest, if applicable, as provided in Section 5.02 of the First Supplemental Indenture.

The Company will pay interest semiannually in arrears on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing October 1, 2008, to Holders of record on the immediately preceding March 15 and September 15 (each, a “Regular Record Date”).  Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from April 15, 2008.  Interest will be computed on the basis of a 360-day year of twelve
30-day months.

2.                                 Method of Payment.  By no later than 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent money sufficient to pay such amount.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of Securities represented by a Global Security (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company.  The Company will pay principal of Definitive Securities at the office or agency designated by the Company for such purpose.  Interest on Definitive Securities will be payable (i) to Holders having an aggregate principal amount of $5.0 million or less, by check mailed to the Holders of these Securities and (ii) to Holders having an aggregate principal amount of more than $5.0 million, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant record date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

3.                                 Redemption.  Subject to certain conditions specified in the Indenture, the Securities will be redeemable upon notice of redemption given by first-class, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the Holder’s address appearing in the Securities Register, at the option of the Company, in whole at any time or in part from time to time, at any time on or after April 1, 2013 and at a price equal to 100% of the principal amount of Securities to be redeemed, plus accrued and unpaid interest to but excluding the Redemption Date (unless the Redemption Date is between a Regular Record Date and the Interest Payment Date to which it relates, in which case the Company will pay accrued and unpaid interest to the Holder of record on such Regular Record Date, and the Redemption Price shall be 100% of the principal amount of the Securities redeemed). In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

4.                                 Sinking Fund.  The Securities are not subject to any sinking fund.

5.                                 Purchase by the Company at the Option of the Holder; Purchase at the Option of the Holder Upon a Fundamental Change. (a)    Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase all or a portion of its Securities held by such Holder on each of April 1, 2013, April 1, 2018 and April 1, 2023 at the Purchase Price specified in the Indenture.

(b)                            If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder’s option during a specified period and subject to the terms and conditions of the Indenture, to require the Company to purchase all or a portion of its Securities at the Fundamental Change Purchase Price specified in the Indenture.

6.                                 Conversion.  Subject to the procedures for conversion set forth in the Indenture, a Holder may convert its Securities at its option at any time prior to the Close of Business on the Business Day immediately preceding the Stated Maturity for the payment of principal of the Securities.

The initial Base Conversion Rate is 166.1820 shares of Common Stock per $1,000 principal amount of Securities, subject to increase and adjustment upon certain events described in the Indenture.  Upon conversion, the Holder shall be entitled to receive shares of Common Stock, cash or a combination thereof, as specified in the Indenture.  The Company shall deliver cash in lieu of any fractional share of Common Stock as specified in the Indenture.

A Holder may convert a portion of the Securities only if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture.

7.                                 Denominations; Transfer; Exchange.  The Securities are in registered form without coupons in denominations of principal amount of $1,000 and integral multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture.  The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange of Securities (i) so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption; (ii) surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion; or (iii) in certificated form for a period of 15 days prior to mailing a notice of redemption under Article 4 of the First Supplemental Indenture and Article 11 of the Original Indenture.

No service charge shall be made for any such registration of transfer or exchange.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, regardless of whether this Security be overdue, and none of the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

8.                                 Persons Deemed Owners.  The registered Holder of this Security may be treated as the owner of it for all purposes.

9.                                 Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent shall pay the money back to the Company, subject to applicable abandoned property laws.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.                          Amendment, Waiver.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding.  The

Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, regardless of whether notation of such consent or waiver is made upon this Security.

In addition, the Indenture permits an amendment of the Indenture or the Securities without the consent of any Holder under certain circumstances specified in the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

11.                          Defaults and Remedies.  Subject to the following paragraph, if certain Events of Default specified in the Indenture occur and are continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities by notice to the Company to be due and payable immediately.  In addition, certain specified Events of Default will cause the Securities to become immediately due and payable without further action by the Holders.

If the Company so elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with the reporting obligations under Section 3.06(a) of the Supplemental Indenture and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive Special Interest on the principal amount of the Securities at an annual rate equal to 0.50% of the principal amount of the Securities.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security.  Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

12.                          Trustee Dealings with the Company.  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

13.                          No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in this Security, or for any claim based thereon or otherwise in respect thereof, or in this Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, member, officer, manager or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.

14.                          Authentication.  This Security shall not be valid until an authorized signatory of the Trustee manually authenticates this Security.

15.                          Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

16.                          CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

17.                          Governing Law.  This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.  Requests may be made to:

Globalstar, Inc.
461 So. Milpitas Blvd
Milpitas, CA 95035
Attention:  Chief Financial Officer
Facsimile: 408-933-4949

ASSIGNMENT FORM

To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your
Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17Ad-15.

Signature:

Signature Guarantee:

(Signature must be guaranteed)	Signature:

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17Ad-15.

FORM OF CONVERSION NOTICE

To:                              Globalstar, Inc.

The undersigned registered Holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or a multiple thereof) designated below in accordance with the terms of the Indenture referred to in this Security, and directs that cash, if applicable, and the shares of Common Stock of Globalstar, Inc., if applicable, payable or issuable and deliverable, as the case may be, upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If the shares of Common Stock, if any, due upon conversion or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17Ad-15.

Signature Guarantee
Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

(Name)	Principal amount to be converted (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:                              Globalstar, Inc.

The undersigned registered Holder of this Security hereby acknowledges receipt of a notice from Globalstar, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17Ad-15.

Signature Guarantee

Fill in if a check is to be issued, or Securities are to be issued, other than to and in the name of registered Holder:

(Name)	Principal amount to be purchased (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF PURCHASE NOTICE

To:                              Globalstar, Inc.

The undersigned registered Holder of this Security hereby acknowledges receipt of a notice from Globalstar, Inc. (the “Company”) as to the Holder’s option to require the Company to repurchase this Security on a Purchase Date and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17Ad-15.

Signature Guarantee

Fill in if a check is to be issued, or Securities are to be issued, other than to and in the name of registered Holder:

(Name)	Principal amount to be purchased (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $135,000,000.  The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of his Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian